Exhibit 99.1

Orange 21 Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 PH: (760) 804-8420 FX: (760) 804-8442 www.orangetwentyone.com

Orange 21 North America Inc. Enters Into Promissory Note with Shareholder Costa Brava Partnership III, L.P.

CARLSBAD, Calif.—(MARKET WIRE)—December 23, 2010—Orange 21 Inc. (ORNG.OB) announced today that on December 20, 2010, its wholly owned subsidiary, Orange 21 North America Inc. (“O21NA”), issued a $7.0 million promissory note to one of Orange 21 Inc.’s shareholders, Costa Brava Partnership III, L.P. (“Costa Brava”). The $7 million promissory note replaces the $3 million, $1 million and $1 million promissory notes to Costa Brava in March 2010, October 2010 and November 2010, respectively, and provides an additional $2 million in proceeds. The promissory note is subordinated to O21NA’s Loan and Security Agreement with BFI Business Finance (“BFI”), pursuant to the terms of a Debt Subordination Agreement, dated March 23, 2010 and amended on October 4, 2010, October 29, 2010 and December 20, 2010, by and between Costa Brava and BFI. The additional $2 million in proceeds from the new promissory note is expected to be used for working capital purposes.

Interest under the Promissory Note accrues daily at (i) 9% per annum payable on the last day of each calendar month and (ii) 3% per annum payable on the maturity date. In addition, the promissory note requires that O21NA pay facility fees of $41,600 due and payable upon issuance of the promissory note and 1% of the original principal amount on December 31, 2011 and on the maturity date. The maturity date of the promissory note is December 31, 2012. During the term of the promissory note, Costa Brava may, at their discretion, convert up to $2,250,000 of the promissory note into shares of Orange 21 Inc. common stock at a conversion price of $2.25 per share. The terms of the promissory note include customary representations and warranties, as well as reporting and financial covenants, customary for financings of this type.

A. Stone Douglass, the Company’s CEO, commented, “We are thankful to have the continued support of our largest shareholder. In conjunction with the previously announced sale of 90% of our manufacturing subsidiary, LEM, S.r.l., we believe that these funds will allow us to focus and grow our four brands.”

Seth Hamot, Orange 21 Inc.’s Chairman of the Board of Directors, commented, “Stone Douglass and his team have led a revival of our business over the past two years and the recent announcement regarding our sale of LEM, S.r.l. marks the end to that turn-around story. We have positioned Orange 21 to take advantage of a diverse portfolio of brands, and by simplifying our working capital requirements we can now better devote our resources solely to those opportunities. We are focused now on designing and promoting iconic eyewear, working closely with the nation’s premier specialty retailers. We have plans in place to make sure that in 2011 our Spy brand is even more relevant to its core customers than ever. Similarly, we have recently launched sales of Margaritaville sunglasses and are committed to growing that unique brand, too. Today, Orange 21 is a new company, and today we have a new future.”

About Orange 21 Inc.

Orange 21 designs, develops, markets and produces premium products for the action sports, motorsports, snowsports and lifestyle markets under the brands Spy Optic™, O’Neill™, Margaritaville™ and Melodies by MJB™.

Safe Harbor Statement

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “expect,” “believe,” or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: the general conditions of the domestic and global economy; failure of the funds borrowed under the promissory note to contribute to our growth of our brands; failure to successfully benefit from market and business opportunities; the possible exit of Mr. Hamot from our Board of Directors; our outstanding indebtedness; our ability to continue to develop, produce and introduce innovative new products in a timely manner; and other risks identified from time to time in our filings made with the U.S. Securities and Exchange Commission. Although, we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. Moreover, we assume no responsibility for the accuracy or completeness of such forward-looking statements and undertake no obligation to update any of these forward-looking statements.

Orange 21 Inc.

A. Stone Douglass, Chief Executive Officer

Phone: 760-804-8420

Fax: 760-804-8442

www.orangetwentyone.com